SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): June 23, 1998


                          The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)











                        Page 1 of 8 Pages
                Exhibit Index is located on Page 4

     Item 5.   Other Events.


               1. On June 23, 1998, the Registrant issued a press release discussing expected second quarter results and long-term business outlook. Attached as Exhibit (20)(i) is a copy of the Registrant's press release.

     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

          (c)  20(i)  Press release dated June 23, 1998
                      discussing expected second quarter results and long-term business outlook.

               20(ii) Cautionary statements relating to forward
                      looking statements included in Exhibit
                      20(i).

































                        Page 2 of 8 Pages

                            SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                                   THE STANLEY WORKS



Date: June 23, 1998      By:       Stephen S. Weddle
                         Name:     Stephen S. Weddle
                         Title:    Vice President,
                                   General Counsel and
                                   Secretary

































                        Page 3 of 8 Pages

                          EXHIBIT INDEX

                    Current Report on Form 8-K
                       Dated June 23, 1998



          Exhibit No.                             Page

          20(i)                                     5

          20(ii)                                    7







































                        Page 4 of 8 Pages

FOR IMMEDIATE RELEASE                       Exhibit (20) (i)


THE  STANLEY  WORKS  DISCUSSES  2ND  QUARTER  AND  LONG-TERM
BUSINESS  OUTLOOK

New Britain, Connecticut, June 23, 1998:  The Stanley Works (NYSE:
"SWK") said today that it expects earnings for its second quarter, which will end July 4, 1998, to be moderately above levels achieved in the same period last year, but below current Wall Street consensus estimates of $.63 "core" earnings per diluted share. In the second quarter of 1997, the company reported "core" earnings of $50 million, or $.55 per diluted share. Core results exclude restructuring charges, restructuring-related transition costs and certain other non-recurring costs.

The shortfall reflects lower than expected volume. A confluence of factors experienced early in the quarter could not be overcome despite a relatively healthy last few weeks of incoming orders. These include inventory corrections at the company's larger customers, a slowing in Europe from a robust first quarter, insufficient capacity to serve higher-than-expected demand for several new products and weaker currency comparisons. Order levels in the last few weeks have signaled a return to first quarter-type volume gains.

At volume levels moderately above last year, cost savings are being offset by lower prices and higher investments in product and brand development, whose benefits will be manifested in the future. While the latter are being matched by restructuring savings, the volume shortfall could not be overcome during the quarter.

The company also announced actions to address near-term earnings growth. Spending has been decreased consistent with lower sales estimates, including the closure of the Fernley, Nevada distribution center and acceleration of previously-announced restructuring reductions of 500 positions.

John M. Trani, Chairman and Chief Executive Officer, commented on the anticipated results and outlook for the balance of the year. "Clearly, this quarter is disappointing. Strong business volumes of the last several weeks were insufficient to offset a weak start. Based upon recent order patterns, new product introductions, savings from productivity programs and the actions being announced today, we anticipate "core" earnings consistent with Wall Street consensus estimates for the third and fourth quarters. "

Finally, addressing the company's long-term growth programs, Mr.
Trani offered encouraging observations: "Our reallocation of


                           Page 5 of 8 Pages
resources to new product innovation and brand development is underway, and we have increased considerably our financial commitments to those initiatives. The Stanley brand is much stronger than anticipated, and we will be announcing a new campaign in the fall to enhance further its image. The long-term opportunity for us to become a Great Brand is unchanged. "

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and door systems for professional, industrial and consumer use.


Investors Gerard J. Gould                Media    Vance N. Meyer
Contact:  Director, Investor Relations   Contact: Director, Communication
          (860) 827-3833 office                   & Public Affairs
          (860) 658-2718 home                     (860)  827-3871 office
                                                  (203)  929-9502 home

This press release contains forward looking statements as to the company's ability to meet current earnings expectations for the third and fourth quarters and achieve long-term growth. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. By FAX: dial 1-800-758-5804, ext. 874363 or on the internet at: http://www.prnewswire.com or http://www.StanleyWorks.com.
















                          Page 6 of 8 Pages

Exhibit (20) (ii)

                     CAUTIONARY STATEMENTS
   Under the Private Securities Litigation Reform Act of 1995

Certain risks and uncertainties are inherent in the company's ability to achieve the core earnings per share performance currently estimated by analysts for the third and fourth quarters of 1998 and long term growth. The company's ability to achieve the estimated core earnings per share for the third and fourth quarters of 1998 depends on the continuation of the stronger volume experienced during the last few weeks; market acceptance of new products being introduced later this year; and realizing the savings anticipated from the company's on-going productivity programs, the closure of the Fernley, Nevada distribution center and acceleration of the previously planned reduction of 500 positions.

The productivity programs currently underway include the reallocation of resources that is aimed at simplifying the organization, changing the workforce composition and standardizing operating mechanisms. The success of the resource reallocation is dependent upon the development and execution of comprehensive plans for the facility consolidations; the implementation of process improvements in the company's manufacturing operations in order to meet customer requirements for on-time delivery, quality and value; the ability of the organization to complete the transition to a product management structure without losing focus on the business; the ability to recruit, train and retain high level employees to execute the necessary changes; the availability of vendors to perform non-core functions; the need to respond to significant changes in product demand during the transition; the complexity and ultimate extent of year-2000 compliance efforts; and unforeseen events.

The company's ability to achieve savings from the acceleration of the previously announced termination of 500 positions and the closure of the distribution center in Nevada announced today will depend on whether any labor issues related either to the terminations or to the closure can be promptly resolved and whether the closure can be executed without disrupting customer service.

The company's ability to generate long term growth depends on successfully freeing up resources to fund new product and brand development and new ventures to broaden its markets. Success at developing new products will depend on the ability of the new product development process to foster creativity and identify new products that will be successful in the marketplace. Success at developing the Stanley(R) brand will depend on the effectiveness of

                        Page 7 of 8 Pages

the fall campaign and other actions being planned to enhance the image of the Stanley(R) brand and increase sales. The achievement of growth through new ventures will depend upon the ability to successfully identify, negotiate, consummate and integrate into operations acquisitions, joint ventures and/or strategic alliances.

The company's ability to achieve the estimated earnings results and long term growth will also be affected by external factors that may occur during the remainder of this year. These include pricing pressures within the company's markets and the need to defend market share in the face of intense price competition; other changes in the company's competitive markets; the continued consolidation of customers in consumer channels; increasing global competition; changes in trade, monetary and fiscal policies and laws; inflation; currency exchange fluctuations and the impact of dollar/foreign currency exchange rates on the competitiveness of products; and recessionary or expansive trends in the economies of the world in which the company operates.






















                       Page 8 of 8 Pages